Exhibit 99.2

Consolidated Financial Statements
(Unaudited)
Vanliner Group, Inc. and Subsidiaries
As of and for the Six Months Ended June 30, 2010 and 2009

Vanliner Group, Inc. and Subsidiaries
Consolidated Financial Statements (Unaudited)
As of and for the Six Months Ended June 30, 2010 and 2009

Vanliner Group, Inc. and Subsidiaries
Consolidated Balance Sheet
(In Thousands, Except Share Data)

	June 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Cash and invested assets:
Held-to-maturity investments:
Bonds, at amortized cost (fair value of $303,033 and $339,875, respectively)	$290,669	$334,187
Available-for-sale investments:
Bonds, at fair value	—	4,440
Preferred stocks, at fair value	—	3,864
Mutual funds, at fair value	—	10,233
Short-term investments, at cost, which approximates fair value	88,988	51,693
Cash	5,633	1,292

Total cash and invested assets	385,290	405,709

Premiums receivable, net of allowance for doubtful accounts of $593 and $682, respectively	65,982	76,853
Reinsurance recoverable	71,930	69,157
Accrued investment income	3,589	4,363
Receivable from affiliate	2,541	3,250
Prepaid reinsurance premiums	6,998	11,776
Deferred policy acquisition costs	6,975	7,971
Deferred income tax asset	13,946	11,660
Property, at cost less accumulated depreciation of $0 and $4,482, respectively	—	13,356
Licenses, net	1,855	1,855
Receivable from securities broker	9,212	—
Other assets	2,274	1,898

Total assets	$570,592	$607,848

Liabilities and shareholders’ equity
Reserve for unpaid losses and loss adjustment expenses	$362,320	$357,107
Unearned premiums	73,116	87,022
Payable to reinsurers	9,227	8,684
Payable to affiliates	2,555	6,696
Federal and state income taxes payable	—	306
Other liabilities	12,259	13,734

Total liabilities	459,477	473,549
Shareholders’ equity:
Common shares, $1 par value; 2,000 shares authorized; 1,000 shares issued and outstanding	1	1
Additional paid-in capital	11,554	11,554
Unrealized gain on securities available for sale, net of tax of $0 and ($1,366), respectively	—	3,901
Retained earnings	99,560	118,843

Total shareholders’ equity	111,115	134,299

Total liabilities and shareholders’ equity	$570,592	$607,848

See accompanying notes.

Vanliner Group, Inc. and Subsidiaries
Consolidated Statements of Income (Unaudited)
(In Thousands)

	Six Months Ended June 30,
	2010	2009

Revenues:
Net premiums earned	$69,821	$74,542
Net investment income	7,820	8,796
Net realized gains (losses) on investments	4,200	(1,816)
Other	115	187

Total revenues	81,956	81,709

Expenses:
Loss and loss adjustment expenses incurred	57,170	56,360
General and administrative	8,102	8,324
Corporate expense allocation	3,529	3,530
Depreciation	199	199
Other underwriting	8,034	8,540

Total expenses	77,034	76,953

Income before income taxes	4,922	4,756
Income tax (benefit) expense	(1,953)	1,724

Net income	$6,875	$3,032

See accompanying notes.

Vanliner Group, Inc. and Subsidiaries
Consolidated Statements of Shareholders’ Equity (Unaudited)
(In Thousands)

			Unrealized
			Gain (Loss)
			on Securities
		Additional	Available for
	Common	Paid-In	Sale, net of	Retained
	Stock	Capital	Tax	Earnings	Total
January 1, 2010	$1	$11,554	$3,901	$118,843	$134,299
Comprehensive income:
Net income				6,875	6,875
Change in unrealized gain (loss) on securities available for sale, net of income tax of $(1,366) and $3,066 of realized gains reclassified into net earnings			(3,901)		(3,901)

Total comprehensive income					2,974
Dividends paid				(26,158)	(26,158)

June 30, 2010	$1	$11,554	$—	$99,560	$111,115

January 1, 2009	$1	$11,554	$—	$106,344	$117,899
Comprehensive income:
Net income				3,032	3,032
Change in unrealized gain (loss) on securities available for sale, net of income tax of $208 and $0 of realized losses reclassified into net earnings			593		593

Total comprehensive income					3,625

June 30, 2009	$1	$11,554	$593	$109,376	$121,524

See accompanying notes.

Vanliner Group, Inc. and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In Thousands)

	Six Months Ended June 30,
	2010	2009

Operating activities
Net income	$6,875	$3,032
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	199	199
Net realized (gains) losses on investment securities	(4,200)	1,816
Deferred income tax benefit	(2,286)	(185)
Deferred acquisition costs capitalized	(6,659)	(7,393)
Amortization of deferred acquisition costs	7,655	8,122
Changes in assets and liabilities:
Premiums receivable, net	10,871	7,880
Reinsurance recoverable	(2,773)	(15,096)
Accrued investment income	774	1,171
Affiliate balances, net	(3,432)	(4,216)
Prepaid reinsurance premiums	4,778	3,339
Income taxes (payable) recoverable	(306)	1,794
Receivable from securities broker	(9,212)	—
Other assets	(376)	(373)
Reserve for losses and loss adjustment expenses	5,213	24,865
Unearned premiums	(13,906)	(7,153)
Payable to reinsurers	543	(3,548)
Other liabilities	(1,474)	836

Net cash (used in) provided by operating activities	(7,716)	15,090

Investing activities
Proceeds from maturities or sales of investment securities	87,547	57,935
Purchase of investment securities	(26,195)	(244)

Net cash provided by investing activities	61,352	57,691

Financing activities
Dividends paid	(12,000)	—

Net cash used in financing activities	(12,000)	—

Increase in cash and short-term investments	41,636	72,781
Cash and short-term investments at beginning of period	52,985	20,075

Cash and short-term investments at end of period	$94,621	$92,856

Supplemental disclosure of cash flow information
Cash paid during period for:
Income taxes, net	$69	$116

Supplemental disclosure of noncash investing and financing activity
The Company paid a dividend totaling $26,158 in June 2010. The dividend consisted of the following:

Property and equipment, net	$13,157	$—
Investment securities	1,001	—

Total non-cash dividend	14,158	—
Cash paid	12,000	—

Total dividend	$26,158	$—

See accompanying notes.

VANLINER GROUP, INC. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
(Dollars in thousands)
1. Basis of Presentation
Organization and Financial Statement Presentation
As of June 30, 2010, Vanliner Group, Inc. (the “Company”) was a wholly owned subsidiary of UniGroup, Inc. (“UniGroup”).
The accompanying interim unaudited consolidated financial statements of the Company and its subsidiaries have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). The consolidated financial statements of the Company include the operations of its wholly owned subsidiaries, Vanliner Insurance Company, which is engaged in insuring selected property and casualty risks throughout the United States, principally for agents of United Van Lines, Mayflower Transit, and other common carriers; TransProtection Service Company, which is an insurance broker and claims administrator; and Vanliner Reinsurance Limited, an insurance subsidiary that is a Bermuda corporation. All significant intercompany transactions and balances have been eliminated.
These unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto for the year ended December 31, 2009. These unaudited consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. In accordance with Article 10 of Regulation S-X, the unaudited interim financial statements disclose those events which have occurred subsequent to the end of the most recent fiscal year and which had a material impact on the Company. In the opinion of management, the unaudited consolidated financial statements reflect all adjustments which are necessary for the fair presentation of the results for the periods presented. Because the Company is a privately held, certain items that would be applicable to a publicly traded company have been omitted from these financial statements.
The Company’s operating results for the interim periods presented are not necessarily indicative of the results that may be expected for a full year.
The preparation of the financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Changes in circumstances could cause actual results to differ materially from those estimates.
2. Significant Accounting Policies
Cash and Short-term Investments
Cash and short-term investments include cash and investments with maturities of three months or less when purchased. The fair value of cash and short-term investments approximates their carrying amount.
Premiums Receivable
Premiums receivable are reported net of allowance for doubtful accounts. The Company performs ongoing credit evaluations of its customers and provides for anticipated losses based on prior experience and specific collectability matters when they arise. The carrying amounts reported in the accompanying balance sheets for premiums receivable approximate fair value.
Revenue Recognition
The Company’s written premiums, net of reinsurance ceded, are recorded as unearned premiums on the effective date of the policy (which typically have annual terms) and are recognized as earned premiums on a pro rata basis over the term of the policy.
The Company estimates accrued retrospective premium adjustments through the review of each individual retrospectively rated risk, comparing case-basis loss development with that anticipated in the policy contract to arrive at the best estimate of return or additional retrospective premium. The Company records accrued retrospective premiums through written premium.
Premium Deficiency Reserves
Premium deficiency reserves are established, when required, for the amount of the anticipated losses, loss adjustment expenses, commissions, and other acquisition costs and maintenance costs that have not been previously expensed in excess of the recorded unearned premium reserve, future installment premiums on existing policies, and anticipated investment income. The Company recorded no premium deficiency reserves at June 30, 2010 or December 31, 2009.
Policy Acquisition Costs
The costs of acquiring and renewing business, primarily commissions, premium taxes, and state fees and assessments are deferred and, to the extent recoverable, amortized over the effective period of the related policies.
Investment Securities
The bonds classified as held to maturity (“HTM”) are carried at cost, adjusted for amortization of premium and accretion of discount. As of December 31, 2009 the bonds, preferred stocks and mutual funds that were classified as available for sale (“AFS”) were carried at fair value. Estimated fair values are determined primarily using market quotations.
For both periods ended June 30, 2010 and 2009, realized gains and losses, and declines in value judged to be other-than-temporary related to preferred stocks and mutual fund investments, are included in operations. With respect to bonds, when the fair value of a bond classified as HTM or AFS is less than its amortized cost, management assesses whether or not (1) it has the intent to sell the security or (2) it is more likely than not that the Company will be required to sell the security before its anticipated recovery. If either of these conditions is met, the Company must recognize an other-than-temporary impairment for the difference between the bond’s amortized cost basis and its fair value, and such amount is included in operations. For bonds that do not meet the above criteria and the Company does not expect to recover a bond’s amortized cost basis, the security is considered other-than-temporarily impaired. For these bonds, the Company separates the total impairment into the credit loss component and the amount of the loss related to other factors. In order to determine the amount of the credit loss for a bond, the Company calculates the recovery value by performing a discounted cash flow analysis based on the current cash flows and future cash flows management expects to recover. The amount of the total other-than-temporary impairment related to credit loss is recognized in operations. The amount of the total other-than-temporary impairment related to other factors is recognized in other comprehensive income.
For bonds that have recognized an other-than-temporary impairment through operations, if through subsequent evaluation there is a significant increase in cash flow expected, the difference between the amortized cost basis and the cash flows expected to be collected is accreted as interest income. Other-

than-temporary losses of $-0- and $1,911 were recognized for the six month periods ended June 30, 2010 and 2009, respectively.
The Company’s investment policy limits its exposure to concentrations of credit risk and restricts its investments to securities backed by the United States government and investment-grade financial instruments of states, municipalities, corporations, preferred stocks and approved mutual funds. Realized gains and losses are determined using the specific-identification basis.
Intangible Assets
Intangible assets consist of the cost of insurance licenses. Licenses with indefinite lives are not amortized but are reviewed for impairment annually or more frequently if impairment indicators arise.
Reinsurance
The Company maintains reinsurance agreements with unaffiliated insurance companies in order to reduce the exposure on any single loss. Reinsurance exists for all risks in excess of $1,000. Workers’ compensation policies, written at statutory limits, are 100% reinsured in excess of $1,000 up to $30,000. Commercial property policies are 100% reinsured in excess of $500 up to $10,000 per risk, with an additional catastrophic coverage of $500 in excess of $500 per occurrence. Umbrella liability policies written up to $5,000 excess limits are 95% reinsured, while umbrella liability policies written at limits above $5,000 are 100% reinsured. Cargo policies are reinsured in excess of $500 up to $40,000.
Losses and loss adjustment expenses were reduced by recoveries of $7,873 and $2,088 for the six months ended June 30, 2010 and 2009, respectively, for amounts paid by reinsurers. Reinsurance recoverables of $71,930 included reinsurance recoverables related to paid claims of $683 at June 30, 2010.
The Company limits its exposure to reinsurance credit risk through the diversification of its reinsurance programs among several reinsurers and credit quality guidelines for its reinsurers. These reinsurance agreements, however, do not relieve the Company of its primary obligation to policyholders.
Reserves for Loss and Loss Adjustment Expenses
Reserves for loss and loss adjustment expenses primarily represent an estimate of unpaid losses and loss adjustment expenses on reported and unreported claims of the Company. Estimates for claims are established by management, based on experience and assumptions about future events, and are reviewed by independent actuaries. The estimates are continually reviewed, and adjustments, if necessary, are reflected in current operations.
Income Taxes
Income taxes are provided on all revenue and expense items except for items representing a permanent difference between pretax accounting income and taxable income. Deferred income taxes are recorded based upon temporary differences between the financial statements and the tax bases of existing assets and liabilities.
Significant Concentrations of Credit Risk
A substantial portion of the Company’s insurance operations and premiums receivable is with companies and individuals in the moving and storage industry, a significant number of whom are agents of United Van Lines or Mayflower Transit. Adverse conditions in the moving and storage industry could result in delays in payment or non-payment of such premiums receivable.
Recently Adopted Accounting Standards
In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2010-06, Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU

2010-06 amends Accounting Standard Codification (“ASC”) 820, Fair Value Measurements and Disclosures. ASU 2010-06 requires expanded disclosures around significant transfers between levels of the fair value hierarchy and valuation techniques and inputs used in fair value measurements. ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009. Effective January 1, 2010, the Company adopted ASU 2010-06.
As of June 30, 2010 all investments were in the Level 1 fair value hierarchy. Any transfers during 2010 from Level 2 or Level 3 occurred as a result of the sale of investments which were previously categorized in these two Levels as of December 31, 2010. For more information regarding the sale of the investments, please refer to footnote 4 below.
3. Subsequent Events
Effective July 1, 2010, National Interstate Insurance Company (“NIIC”), the principal insurance subsidiary of National Interstate Corporation (“NIC”) completed the acquisition of the Company from UniGroup, whereby NIIC acquired all of the issued and outstanding capital stock of the Company and NIC acquired certain information technology assets. The purchase price paid, as of the closing date, of $128,100 represents the Company’s estimated tangible book value at closing of $125,150, as well as $2,950 in information technology assets acquired by NIC. This estimated purchase price will be adjusted based on the Company’s closing balance sheet, which was delivered to NIIC on August 27, 2010. The Purchase Agreement, dated as of April 26, 2010, among NIC, NIIC and UniGroup provides NIIC with an additional 60 day review period following the delivery of the Company’s closing balance sheet. Additional purchase price adjustments may result from NIIC’s review period and/or from certain financial guarantees, including a four and a half-year balance sheet guarantee whereby both favorable and unfavorable balance sheet developments inure to UniGroup. It is anticipated that the final closing balance sheet and related initial purchase price will be determined by the parties during the fourth quarter of 2010.
4. Pre-Close Transactions Required by Purchase Agreement
As required by the Purchase Agreement, dated as of April 26, 2010, UniGroup executed certain pre-close transactions which are reflected in the Company’s unaudited interim consolidated financial statements. The transactions which had a material impact on the Company’s Consolidated Financial Statements for the six months ended June 30, 2010 are disclosed below.
Sale/Transfer of Investments
During the first half of 2010, the Company sold investments approximating $53,251. As required by the Purchase Agreement, NIIC had the ability to request that certain investments be sold prior to the acquisition closing date and converted to cash and/or short term investments. Approximately $9,200 of investments were sold, however the proceeds were not received until subsequent to June 30, 2010. As such, the amount due to the Company is shown on the receivable from securities broker line item of the interim consolidated balance sheet. The approximate impact of all of the sold investments, based on the fair value consideration received for such investments, to their respective balance sheet line item is noted below:

Total
Held to maturity:
Bonds	$39,646
Available for sale:
Preferred stocks	3,282
Mutual funds	10,323

Total investments sold through June 30, 2010	$53,251

As a result of the sale of the above referenced securities all bonds held-to-maturity as of June 30, 2010 were classified as Level 1 assets within the fair value hierarchy. For more information regarding fair value hierarchy’s, please refer to footnote 4 of the Company’s audited financial statements for the year ended December 31, 2009.
Transfer of Real Property
In June 2010, the Company transferred, in the form of a dividend, the building, and related land that housed its corporate operations to UniGroup. The property transferred, less accumulated depreciation, approximated $13,200. The net book value of the Company’s land and building at December 31, 2009 was $13,356.
Reserve for Unpaid Losses and Loss Adjustment Expenses (“LAE”)
The loss and LAE reserves of $362,320 for the six months ended June 30, 2010 represents the Company’s estimate of required loss and loss reserves as of the balance sheet date. Such reserve estimates were refined in accordance with the independently projected point estimate of a third party actuary.
Income Taxes
For the six months ended June 30, 2010, the Company recorded an income tax benefit of $1,953 primarily attributable to the reversal of deferred tax liabilities associated with the transfer of the building and related land to UniGroup, as noted above. Also contributing to the income tax benefit was tax-exempt interest income on certain investment securities. Had the company recorded income tax expense at the federal statutory rate of 35%, income tax expense would have been approximately $1,700 for the six months ended June 30, 2010.
Dividend Payment
As required by the Purchase Agreement, the Company paid a dividend to UniGroup in June 2010. The dividend, which was approved by the Missouri Department of Insurance, totaled $26,158, and was comprised of cash, real property and investment securities. See the supplemental disclosure on the interim consolidated statement of cash flows for details of the dividend payment.